CBOT Holdings, Inc. Second Quarter 2006 July 20, 2006 Exhibit 99.2

Second Quarter 2006
CBOT Average Daily Volume by Trading Platform
2Q06 versus 2Q05 (millions of dollars, thousands of contracts)
2Q06 compared to 2Q05:
Average daily volume up 14% versus 2Q05
Revenue up 31%
Operating margin of 46% versus 28%
Average rate per contract up 13%
Exchange & clearing fee revenue up 27%
$121
$158
28.0%
45.9%
2,889
3,302
$43.5
$18.2
Average Daily Volume Revenue Operating Margin
Net Income
2Q05
2Q06
Off-Exchange
3%
Open-Auction
28%
Electronic
69%

Quarterly Volume and Revenue History
Quarterly Average Daily Volume (in thousands) Quarterly Revenue (in millions)
2,203
2,516
2,367
2,398
2,838
2,889
2,582
2,404
3,108
3,302
1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06
$101
$102
$94
$84
$116
$121
$112
$117
$144
$158
1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06

3 Quarterly Expense History Operating Expenses (in millions) $74 $74 $74 $85 $80 $87 $79 $87 $85 $86 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06

Quarterly Operating Profit History
Quarterly Operating Profit (in millions)
Quarterly results affected by:
Exchange fees:  Rate increases
in 2005, rate per contract up 20%
from 4Q04 to 1Q05 and 14%
from 3Q05 to 4Q05
Member dues received in 1Q04
and 2Q04, then refunded back to
members in 4Q04 ($9.3M)
Legal fee settlement expense
reflected in 4Q04 ($3.5M) and
2Q05 ($4.0M)
4Q05 severance and related
costs, $3.0 million, defined
benefit plan termination, $1.0
million
1Q06 market data price increase
2Q06 $2.6 million benefit from
market data revenue account
adjustment
$27
$29
$20
($1)
$36
$34
$33
$30
$59
$73
$27 $29 $20 ($1) $36 $34 $33 $30 $59 $73
Operating Margin
27% 28% 21% -1% 31% 28% 29% 26% 41% 46%
1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06

Market Data
Byproduct of exchange activity
Minimal marginal cost
Partnerships with domestic and global exchanges
Minneapolis Grain Exchange, the Kansas City Board of
Trade, and the Winnipeg Commodity Exchange
Exploring European and Asian agreements
Dedicated sales and marketing effort underway
Revenue (in millions)
Growth Drivers
$16 $16 $16 $16
$19
$18 $18
$19
$24
$26
1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06

CBOT Average Daily Volume & Pricing Details
1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06
Electronic 1,194 1,395 1,426 1,507 1,772 1,843 1,707 1,633 2,132 2,220
Open-Auction 913 1,007 843 780 940 940 773 685 887 990
Off-Exchange 96 115 97 110 126 106 102 86 88 91
Interest Rates 1,735 2,028 1,974 2,006 2,356 2,368 2,123 1,951 2,561 2,588
Agriculture 375 391 295 287 373 404 350 331 412 529
Equity Indices 90 94 96 99 105 115 103 112 113 131
Metals, Energy, & Other 2 2 2 5 4 3 5 9 22 54
Total ADV
2,203 2,516 2,367 2,398 2,838 2,889 2,582 2,404 3,108 3,302
Volume by Venue
Volume by Product
1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06
Electronic 0.429 0.319 0.330 0.315 0.400 0.397 0.411 0.506 0.495 0.503
Open-Auction 0.525 0.506 0.490 0.441 0.491 0.483 0.485 0.507 0.515 0.515
Off-Exchange 1.597 1.668 1.880 1.786 2.131 2.404 2.117 2.299 2.296 2.564
Interest Rates 0.484 0.408 0.417 0.386 0.482 0.467 0.469 0.537 0.517 0.523
Agriculture 0.678 0.673 0.637 0.640 0.641 0.643 0.631 0.666 0.673 0.680
Equity Indices 0.525 0.550 0.564 0.560 0.578 0.630 0.672 0.789 0.760 0.712
Metals, Energy, & Other 0.851 0.870 0.848 0.654 0.855 1.312 1.360 1.559 1.312 0.986
Overall Blended RPC
0.519 0.455 0.451 0.424 0.507 0.499 0.501 0.570 0.552 0.564
Rate per Contract by Venue
Rate per Contract by Product
NOTE: May not foot due to rounding
Average Daily Volume (in thousands)
Rate per Contract (in dollars)

Outlook Assumptions – 3Q06 Outlook
As of July 20, 2006
Baseline & other expense
(Total operating expenses-
volume based expenses)
$63 million - $66 million, including about
$14 million in depreciation and amortization. .
Volume based expenses
Clearing and contract license fees about
$0.103 - $0.105 per reported contract.
Diluted Shares
About 52.9 million.
Tax rate
40-42%.